AMENDED AND RESTATED BY-LAWS
OF
 WESTERN ASSET MUNICIPAL HIGH INCOME FUND INC.
A Maryland Corporation
ARTICLE I
STOCKHOLDERS
                  SECTION 1.	Annual Meetings.  The annual
 meeting of the stockholders of the Western
Asset Municipal High Income Fund Inc.
 (the "Corporation") shall be held on a date
fixed
from time to time by the Board of Directors
within
 the thirty-one (31) day period ending four
(4)
 months after the end of the Corporation's
fiscal year.
  An annual meeting may be held at any place
within
or without of the State of Maryland as may
be determined
 by the Board of Directors and as shall be
designated
 in the notice of the meeting and at the
time
specified by the Board of Directors.  Any
business
 of the Corporation may be transacted at an
annual meeting without being specifically
designated
 in the notice unless otherwise provided by
statute,
 the Corporation's Articles of Incorporation
or these By-Laws.
                  SECTION 2.	Special Meetings.  Special
meetings
 of the stockholders for any purpose or
purposes,
unless otherwise
prescribed by
statute or by the
Corporation's Articles of Incorporation, may be held at any place within the United States, and may be called at any time by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President
 or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting
upon
 payment by such stockholders to the
Corporation
 of the reasonably estimated cost of
preparing and
 mailing a notice of the meeting (which
estimated
 cost shall be provided to such stockholders
by the
 Secretary of the Corporation).
                  SECTION 3.	Notice of Meetings.  (a)
Written
 or printed notice of the purpose or
purposes and
 of the time and place of every meeting of
the
stockholders shall be given by the Secretary
of
the Corporation to each stockholder of
record
entitled to vote at the meeting, by placing
the
notice in the mail at least ten (10) days,
but not
more than ninety (90) days, prior to the
date
designated for the meeting addressed to each
stockholder at his address appearing on the
books
 of the Corporation or supplied by the
stockholder
 to the Corporation for the purpose of
notice.
 The notice of any meeting of stockholders
may be
 accompanied by a form of proxy approved by
the Board
 of Directors in favor of the actions or
persons
 as the Board of Directors may select.
Notice
of any meeting of stockholders shall be
deemed
 waived by any stockholder who attends the
meeting in person or by proxy, or who before
or
 after the meeting submits a signed waiver
of notice
 that is filed with
the records of the
meeting.
(b)	At any annual or special meeting of
the stockholders, only such business shall
be conducted as shall have been properly
brought before the meeting.  To be properly
brought before an annual meeting, the
business must be (i) (A) specified in the
notice of meeting (or any supplement
thereto) given by or at the direction of the
Board of Directors, (B) otherwise properly
brought before the meeting by or at the
direction of the Board of Directors, or (C)
otherwise properly brought before the
meeting by a stockholder in accordance with
the paragraphs below and (ii) a proper
subject under applicable law for stockholder
action.  To be properly brought before a
special meeting, the business must be (i)
(A) specified in the notice of meeting (or
any supplement thereto) given by or at the
direction of the Board of Directors, or (B)
otherwise properly brought before the
meeting by or at the direction of the Board
of Directors and (ii) a proper subject under
applicable law for stockholder action.
For any stockholder proposal to be
presented in connection with an annual
meeting of stockholders of the Corporation
(other than proposals made under Rule 14a-
8 of the Securities Exchange Act of 1934,
as amended (the "Exchange Act")),
including any proposal relating to the
nomination of a director to be elected to
the Board of Directors of the Corporation,
the stockholder must have given timely
notice thereof in writing to the Secretary
of the Corporation.  To be timely, a
stockholder's notice shall be delivered to
the Secretary at the principal executive
offices of the Corporation not less than
60 days nor more than 90 days prior to the
first anniversary of the preceding year's
annual meeting; provided, however, that in
the event that the date of the annual
meeting is advanced by more than 30 days
or delayed by more than 60 days from such
anniversary date, notice by the
stockholder to be timely must be so
delivered not earlier than the 90th day
prior to such annual meeting and not later
than the close of business on the later of
the 60th day prior to such annual meeting
or the tenth day following the day on
which public announcement of the date of
such meeting is first made.
                 Such stockholder's notice
shall set forth (a) as to each person
whom the stockholder proposes to nominate
for election or re-election as a director
all information relating to such person that
is required to be disclosed in solicitations
of proxies for election of directors, or is
otherwise required, in each case pursuant to
Regulation 14A under the  Exchange Act
(including such person's written consent to
being named  in the proxy  statement as a
nominee and to serving as a director if
elected); (b) as to any other business
that the stockholder proposes to bring
before the meeting, a brief description of
the business desired to be brought before
the meeting, the reasons for conducting
such business at the meeting and any
material interest in such business of such
stockholder and of the beneficial owner, if
any, on whose behalf the proposal is made;
and (c) as to the stockholder giving the
notice and the beneficial owner, if any, on
whose behalf the nomination or proposal is
made, (i) the name and address of such
stockholder, as they appear on the
Corporation's books, and of such beneficial
owner and (ii) the class and number of
shares of stock of the Corporation which are
owned beneficially and of record by such
stockholder and such beneficial owner.
                  Notwithstanding anything in
these By-Laws to the contrary, no business
shall be conducted at any annual or special
meeting except in accordance with the
procedures set forth in this Section 3.  The
chairman of the annual or special meeting
shall, if the facts warrant, determine and
declare to the meeting that business was not
properly brought before the meeting in
accordance with the provisions of this
Section 3, and, if he should so determine,
he shall so declare to the meeting that any
such business not properly brought before
the meeting shall not be considered or
transacted.
                  SECTION 4.	Quorum.
Except as otherwise provided by statute or by
the Corporation's Articles of Incorporation,
the presence in person or by proxy of
stockholders of the Corporation entitled to
cast at least a majority of the votes to be
cast shall constitute a quorum at each
meeting of the stockholders.  In the absence
of a quorum, the stockholders present in
person or by proxy at the meeting, by
majority vote and without notice other than
by announcement at the meeting, may adjourn
the meeting from time to time as provided in
Section 5 of this Article I until a quorum
shall attend.  The stockholders present at
any duly organized meeting may continue to do
business until adjournment, notwithstanding
the withdrawal of enough stockholders to
leave less than a quorum.  The absence from
any meeting in person or by proxy of holders
of the number of shares of stock of the
Corporation required for action upon any
given matter shall not prevent action at the
meeting on any other matter or matters that
may properly come before the meeting, so long
as there are present, in person or by proxy,
holders of the number of shares of stock of
the Corporation required for action upon the
other matter or matters.
                  SECTION 5.	Adjournment.
Any meeting of the stockholders may be
adjourned from time to time, without notice
other than by announcement at the meeting at
which the adjournment is taken.  At any
adjourned meeting at which a quorum shall be
present any action may be taken that could
have been taken at the meeting originally
called.  A meeting of the stockholders may
not be adjourned to a date more than one-
hundred-twenty (120) days after the original
record date.
                  SECTION 6.	Organization.
At every meeting of the stockholders, the
Chairman of the Board, or in his absence or
inability to act, the President, or in his
absence or inability to act, a Vice
President, or in the absence or inability to
act of the Chairman of the Board, the
President and all the Vice Presidents, a
chairman chosen by the stockholders, shall
act as chairman of the meeting.  The
Secretary, or in his absence or inability to
act, a person appointed by the chairman of
the meeting, shall act as secretary of the
meeting and keep the minutes of the meeting.
                  SECTION 7.	Order of
Business.  The order of business at all
meetings of the stockholders shall be as
determined by the chairman of the meeting.
                  SECTION 8.	Voting.  Each
holder of record of shares of stock of the
Corporation having voting power shall be
entitled at each meeting of the stockholders
to one (1) vote for every share of stock
standing in his name on the records of the
Corporation as of the record date determined
pursuant to Section 9 of this Article I.
Except as otherwise provided by statute or
the Corporation's Articles of Incorporation,
in the election of directors each share may
be voted for as many persons as there are
directors to be elected and for whose
election the share is entitled to vote.
Except for election of directors, a majority
of the votes cast at a meeting of
stockholders at which a quorum is present
shall be sufficient to approve any matter
which may come before a meeting unless more
than a majority of votes cast is required by
the Corporation's Articles of Incorporation
or by statute.  A plurality of all the votes
cast at a meeting at which a quorum is
present shall be sufficient to elect a
director.
                  Each stockholder entitled to
vote at any meeting of stockholders may
authorize another person or persons to act as
proxy for the stockholder by (a) signing a
writing authorizing another person to act as
proxy or (b) any other means permitted by
law.  No proxy shall be valid after the
expiration of eleven (11) months from the
date thereof, unless otherwise provided in
the proxy.  Every proxy shall be revocable at
the pleasure of the stockholder executing it,
except in those cases in which the proxy
states that it is irrevocable and in which an
irrevocable proxy is permitted by law.
                  SECTION 9.	Fixing of
Record Date.  The Board of Directors may set
a record date for the purpose of determining
stockholders entitled to vote at any meeting
of the stockholders.  The record date for a
particular meeting shall be not more than
ninety (90) nor fewer than ten (10) days
before the date of the meeting.  All persons
who were holders of record of shares as of
the record date for a meeting, and no others,
shall be entitled to vote at such meeting and
any adjournment thereof.
                  SECTION 10.	Inspectors.
The Board of Directors may in advance of any
meeting of stockholders, appoint one or more
inspectors to act at the meeting or at any
adjournment of the meeting.  If the
inspectors shall not be so appointed or if
any of them shall fail to appear or act, the
chairman of the meeting may appoint
inspectors.  Each inspector, before entering
upon the discharge of his duties, shall take
and sign an oath to execute faithfully the
duties of inspector at the meeting with
strict impartiality and according to the best
of his ability.  The inspectors shall
determine the number of shares outstanding
and the voting power of each share, the
number of shares represented at the meeting,
the existence of a quorum and the validity
and effect of proxies, and shall receive
votes, ballots or consents, hear and
determine all challenges and questions
arising in connection with the right to vote,
count and tabulate all votes, ballots or
consents, determine the result, and do those
acts as are proper to conduct the election or
vote with fairness to all stockholders.  On
request of the chairman of the meeting or any
stockholder entitled to vote at the meeting,
the inspectors shall make a report in writing
of any challenge, request or matter
determined by them and shall execute a
certificate of any fact found by them.  No
director or candidate for the office of
director shall act as inspector of an
election of directors.  Inspectors need not
be stockholders of the Corporation.
                  SECTION 11.	Consent of
Stockholders in Lieu of Meeting.  Except as
otherwise provided by statute or the
Corporation's Articles of Incorporation, any
action required to be taken at any annual or
special meeting of stockholders, or any
action that may be taken at any annual or
special meeting of the stockholders, may be
taken without a meeting, without prior notice
and without a vote, if a unanimous written
consent that sets forth the action and is
signed by each stockholder entitled to vote
on the matter is filed with the records of
the meeting.
ARTICLE II
BOARD OF DIRECTORS
                  SECTION 1.	General
Powers.  The business and affairs of the
Corporation shall be managed by or under the
direction of the Board of Directors.  All
powers of the corporation may be exercised by
or under authority of the Board of Directors
except as conferred on or reserved to the
stockholders by law, by the Corporation's
Articles of Incorporation or by these By-
Laws.
                  SECTION 2.	Number of
Directors.  The number of directors may be
changed from time to time by resolution of
the Board of Directors adopted by a majority
of the entire Board of Directors; provided,
however that the number of directors shall in
no event be more than nine (9).  Any vacancy
created by an increase in directors may be
filled in accordance with Section 6 of this
Article II.  No reduction in the number of
directors shall have the effect of removing
any director from office prior to the
expiration of his term.  A director need not
be a stockholder of the Corporation, a
citizen of the United States or a resident of
the State of Maryland.
                  SECTION 3.	Election and
Term of Directors.  Beginning with the first
annual meeting of Stockholders held after the
initial public offering of shares of the
Corporation (the "Initial Annual Meeting"),
the Board of Directors shall be divided into
three classes, as nearly equal in number as
the then total number of directors
constituting the entire Board permits, with
the term of office of one class expiring each
year.  At the Initial Annual Meeting,
directors of the first class shall be elected
to hold office for a term expiring at the
next succeeding annual meeting of
shareholders, directors of the second class
shall be elected to hold office for a term
expiring at the second succeeding annual
meeting of shareholders and directors of the
third class shall be elected to hold office
for a term expiring at the third succeeding
annual meeting of shareholders.  At each
subsequent annual meeting of shareholders, a
Director chosen to succeed one whose term is
expiring shall be elected for a term expiring
at the time of the third succeeding annual
meeting of shareholders or thereafter in each
case until his respective successor shall
have been elected and shall have qualified,
or until his death, or until he shall have
resigned or have been removed or as otherwise
provided by statute or the Corporation's
Articles of Incorporation.
                  SECTION 4.	Resignation.
A director of the Corporation may resign at
any time by giving written notice of his
resignation to the Board of Directors or the
Chairman of the Board or to the President or
the Secretary of the Corporation.  Any
resignation shall take effect at the time
specified in it or, should the time when it
is to become effective not be specified in
it, immediately upon its receipt.  Acceptance
of a resignation shall not be necessary to
make it effective unless the resignation
states otherwise.
                  SECTION 5.	Removal of
Directors.  Any director of the Corporation
may be removed by the stockholders for cause
only and only by a vote of at least 75% of
the votes entitled to be cast for the
election of directors.
                  SECTION 6.	Vacancies.
Subject to the provisions of the Investment
Company Act of 1940, as amended, any
vacancies in the Board of Directors, whether
arising from death, resignation, removal or
any other cause except an increase in the
number of directors, shall be filled by a
vote of the majority of the remaining
directors even though the majority is less
than a quorum.  A majority of the entire
Board of Directors may fill a vacancy that
results from an increase in the number of
directors.  Any director elected or appointed
by the Board of Directors to fill a vacancy
shall hold office for the remainder of the
full term of the class of directors in which
the vacancy occurred and until a successor
has been chosen and qualified or until his
earlier resignation or removal.
                  SECTION 7.	Place of
Meetings.  Meetings of the Board may be held
at any place that the Board of Directors may
from time to time determine or that is
specified in the notice of the meeting.
                  SECTION 8.	Regular
Meetings.  Regular meetings of the Board of
Directors may be held without notice at the
time and place determined by the Board of
Directors.
                  SECTION 9.	Special
Meetings.  Special meetings of the Board of
Directors may be called by two (2) or more
directors of the Corporation or by the
Chairman of the Board or the President.
                  SECTION 10.	Notice of
Special Meeting.  Notice of each special
meeting of the Board of Directors shall be
given by the Secretary as hereinafter
provided.  Each notice shall state the time
and place of the meeting and shall be
delivered to each director, either personally
or by telephone or other standard form of
telecommunication, at least three (3) hours
before the time at which the meeting is to be
held, or by first-class mail, postage
prepaid, addressed to the director at his
residence or usual place of business, and
mailed at least three (3) days before the day
on which the meeting is to be held.
                  SECTION 11.	Waiver of
Notice of Meetings.  Notice of any special
meeting need not be given to any director who
shall, either before or after the meeting,
sign a written waiver of notice that is filed
with the records of the meeting or who shall
attend the meeting.
                  SECTION 12.	Quorum and
Voting.  One-third (but not fewer than 2
(two)) of the members of the entire Board of
Directors present in person at any meeting of
the Board constitutes a quorum for the
transaction of business at the meeting.
Except as otherwise expressly required by
statute, the Corporation's Articles of
Incorporation, these By-Laws, the Investment
Company Act of 1940, as amended, or any other
applicable statute, the act of a majority of
the directors present at any meeting at which
a quorum is present shall be the act of the
Board.  In the absence of a quorum at any
meeting of the Board, a majority of the
directors present may adjourn the meeting to
another time and place until a quorum shall
be present.  Notice of the time and place of
any adjourned meeting shall be given to the
directors who were not present at the time of
the adjournment and, unless the time and
place were announced at the meeting at which
the adjournment was taken, to the other
directors.  At any adjourned meeting at which
a quorum is present, any business may be
transacted that might have been transacted at
the meeting as originally called.
                  SECTION 13.	Organization.
The Board of Directors may designate a
Chairman of the Board, who shall preside at
each meeting of the Board and who shall have
such other duties as the Board of Directors
may prescribe.  In the absence or inability
of the Chairman of the Board to act, another
director chosen by a majority of the
directors present shall act as Chairman of
the meeting and preside at the meeting.  The
Secretary or, in his absence or inability to
act, any person appointed by the chairman)
shall act as secretary of the meeting and
keep the minutes of the meeting.
                  SECTION 14.	Committees.
The Board of Directors may designate one or
more committees of the Board of Directors,
each consisting of one or more directors.  To
the extent provided in the resolution
designating a committee, and permitted by
law, the committee or committees shall have
and may exercise the powers of the Board of
Directors in the management of the business
and affairs of the Corporation and may
authorize the seal of the Corporation to be
affixed to all papers that may require it.
Any committee or committees shall have the
name or names determined from time to time by
resolution adopted by the Board of Directors.
Each committee shall keep regular minutes of
its meetings and provide those minutes to the
Board of Directors.  The members of a
committee present at any meeting, whether or
not they constitute a quorum, may appoint a
director to act in the place of an absent
member.
                  SECTION 15.	Written
Consent of Directors in Lieu of a Meeting.
Subject to the provisions of the Investment
Company Act of 1940, as amended, any action
required or permitted to be taken at any
meeting of the Board of Directors or of any
committee of the Board may be taken without a
meeting if all members of the Board or
committee, as the case may be, consent
thereto in writing, and the writing or
writings are filed with the minutes of the
proceedings of the Board or committee.
                  SECTION 16.	Telephone
Conference.  Members of the Board of
Directors or any committee of the Board may
participate in any Board or committee meeting
by means of a conference telephone or similar
communications equipment by means of which
all persons participating in the meeting can
hear each other at the same time.
Participation by such means shall constitute
presence in person at the meeting.
                  SECTION 17.	Compensation.
Each director shall be entitled to receive
compensation, if any, as may from time to
time be fixed by the Board of Directors,
including a fee for each meeting of the Board
or any committee thereof, regular or special,
he attends.  Directors may also be reimbursed
by the Corporation for all reasonable
expenses incurred in traveling to and from
the place a Board or committee meeting is
held.
                  SECTION 18.	Director
Nominations.  (a) Only persons who are
nominated in accordance with the procedures
set forth in this Section 18 shall be
eligible for election or re-election as
Directors.  Nominations of persons for
election or re-election to the Board of
Directors of the Corporation may be made at a
meeting of stockholders by or at the
direction of the Board of Directors or by any
stockholder of the Corporation who is
entitled to vote for the election of such
nominee at the meeting and who complies with
the notice procedures set forth in this
Section 18.
                  (b)	Such nominations,
other than those made by or at the direction
of the Board of Directors, shall be made
pursuant to timely notice delivered in
writing to the Secretary of the Corporation.
To be timely, any such notice by a
stockholder must be delivered to or mailed
and received at the principal executive
offices of the Corporation not later than 60
days prior to the meeting; provided, however,
that if less than 70 days' notice or prior
public disclosure of the date of the meeting
is given or made to stockholders, any such
notice by a stockholder to be timely must be
so received not later than the close of
business on the 10th day following the day on
which notice of the date of the meeting was
given or such public disclosure was made.
                  (c)	Any such notice by a
stockholder shall set forth (i) as to each
person whom the stockholder proposes to
nominate for election or re-election as a
Director, (A) the name, age, business address
and residence address of such person, (B) the
principal occupation or employment of such
person, (C) the class and number of shares of
the capital stock of the Corporation which
are beneficially owned by such person and (D)
any other information relating to such person
that is required to be disclosed in
solicitations of proxies for the election of
Directors pursuant to Regulation 14A under
the Securities Exchange Act of 1934 or any
successor regulation thereto (including
without limitation such person's written
consent to being named in the proxy statement
as a nominee and to serving as a Director if
elected and whether any person intends to
seek reimbursement from the Corporation of
the expenses of any solicitation of proxies
should such person be elected a Director of
the Corporation); and (ii) as to the
stockholder giving the notice (A) the name
and address, as they appear on the
Corporation's books, of such stockholder and
(B) the class and number of shares of the
capital stock of the Corporation which are
beneficially owned by such stockholder.  At
the request of the Board of Directors any
person nominated by the Board of Directors
for election as a Director shall furnish to
the Secretary of the Corporation that
information required to be set forth in a
stockholder's notice of nomination which
pertains to the nominee.
                  (d)	If a notice by a
stockholder is required to be given pursuant
to this Section 18, no person shall be
entitled to receive reimbursement from the
Corporation of the expenses of a solicitation
of proxies for the election as a Director of
a person named in such notice unless such
notice states that such reimbursement will be
sought from the Corporation.  The Chairman of
the meeting shall, if the facts warrant,
determine and declare to the meeting that a
nomination was not made in accordance with
the procedures prescribed by the By-Laws,
and, if he should so determine, he shall so
declare to the meeting and the defective
nomination shall be disregarded for all
purposes.
ARTICLE III
OFFICERS, AGENTS AND EMPLOYEES
                  SECTION 1.	Number and
Qualifications.  The officers of the
Corporation shall be a President, a Secretary
and a Treasurer, each of whom shall be
elected by the Board of Directors.  The Board
of Directors may elect or appoint one (1) or
more Vice Presidents and may also appoint any
other officers, agents and employees it deems
necessary or proper.  Any two (2) or more
offices may be held by the same person,
except the offices of President and Vice
President, but no officer shall in more than
one capacity execute, acknowledge or verify
any instrument required by law to be
executed, acknowledged or verified by more
than one officer.  Each officer shall be
elected by the Board of Directors in
accordance with the provisions of the
Maryland General Corporation Law and shall
serve until his successor shall have been
duly elected and shall have qualified, or
until his death, or until he shall have
resigned or have been removed, as provided in
these By-Laws.  The Board of Directors may
from time to time elect, or delegate to the
President the power to appoint, such officers
(including one or more Assistant Vice
Presidents, one or more Assistant Treasurers
and one or more Assistant Secretaries) and
such agents as may be necessary or desirable
for the business of the Corporation.  Such
other officers and agents shall have such
duties and shall hold office for such terms
as may be prescribed by the Board or by the
appointing authority.
                  SECTION 2.	Resignations.
Any officer of the Corporation may resign at
any time by giving written notice of his
resignation to the Board of Directors, the
President or the Secretary.  Any resignation
shall take effect at the time specified
therein or, if the time when it shall become
effective is not specified therein,
immediately upon its receipt.  The acceptance
of a resignation shall not be necessary to
make it effective unless otherwise stated in
the resignation.
                  SECTION 3.	Removal of
Officer, Agent or Employee.  Any officer,
agent or employee of the Corporation may be
removed by the Board of Directors with or
without cause at any time, and the Board may
delegate the power of removal as to agents
and employees not elected or appointed by the
Board of Directors.  Removal shall be without
prejudice to the person's contract rights, if
any, but the appointment of any person as an
officer, agent or employee of the Corporation
shall not of itself create contract rights.
                  SECTION 4.	Vacancies.  A
vacancy in any office, whether arising from
death, resignation, removal or any other
cause, may be filled for the unexpired
portion of the term of the office that shall
be vacant, in the manner prescribed in these
By-Laws for the regular election or
appointment to the office.
                  SECTION 5.	Compensation.
The compensation of the officers of the
Corporation shall be fixed by the Board of
Directors, but this power may be delegated to
any officer with respect to other officers
under his control.
                  SECTION 6.	Bonds or other
Security.  If required by the Board of
Directors, any officer, agent or employee of
the Corporation shall give a bond or other
security for the faithful performance of his
duties, in an amount and with any surety or
sureties as the Board may require.
                  SECTION 7.	President.
The President shall be the Chief Executive
Officer of the Corporation.  In the absence
or inability of the Chairman of the Board (or
if there is none) to act, the President shall
preside at all meetings of the stockholders
and, if also a director, of the Board of
Directors.  The President shall have, subject
to the control of the Board of Directors,
general charge of the business and affairs of
the Corporation, and may employ and discharge
employees and agents of the Corporation,
except those appointed by the Board, and he
may delegate these powers.
                  SECTION 8.	Vice
President.  Each Vice President shall have
the powers and perform the duties that the
Board of Directors, the Chairman of the Board
or the President may from time to time
prescribe.
                  SECTION 9.	Treasurer.
Subject to the provisions of any contract
that may be entered into with any custodian
pursuant to authority granted by the Board of
Directors, the Treasurer shall have charge of
all receipts and disbursements of the
Corporation and shall have or provide for the
custody of the Corporation's funds and
securities; the Treasurer shall have full
authority to receive and give receipts for
all money due and payable to the Corporation,
and to endorse checks, drafts, and warrants,
in its name and on its behalf and to give
full discharge for the same; he shall deposit
all funds of the Corporation, except those
that may be required for current use, in such
banks or other places of deposit as the Board
of Directors may from time to time designate;
and, in general, he shall perform all duties
incident to the office of Treasurer and such
other duties as may from time to time be
assigned to him by the Board of Directors,
the Chairman of the Board or the President.
The Treasurer shall be the Chief Financial
Officer of the Corporation.
                  SECTION 10.	Secretary.
The Secretary shall:
                  (a)	keep or cause to be
kept in one or more books provided for the
purpose, the minutes of all meetings of the
Board of Directors, the committees of the
Board and the stockholders;
                  (b)	see that all notices
are duly given in accordance with the
provisions of these By-Laws and as required
by law;
                  (c)	be custodian of the
records and the seal of the Corporation and
affix and attest the seal to all stock
certificates of the Corporation (unless the
seal of the Corporation on such certificates
shall be a facsimile, as hereinafter
provided) and affix and attest the seal to
all other documents to be executed on behalf
of the Corporation under its seal;
                  (d)	see that the books,
reports, statements, certificates and other
documents and records required by law to be
kept and filed are properly kept and filed;
and
                  (e)	in general, perform
all the duties incident to the office of
Secretary and such other duties as from time
to time may be assigned to him by the Board
of Directors, the Chairman of the Board or
the President.
                  SECTION 11.	Delegation of
Duties.  In case of the absence of any
officer of the Corporation, or for any other
reason that the Board of Directors may deem
sufficient, the Board may confer for the time
being the powers or duties, or any of them,
of such officer upon any other officer or
upon any director.
ARTICLE IV
STOCK
                  SECTION 1.	Stock
Certificates.  The Board of Directors may
determine to issue certificated or
uncertificated shares of capital stock and
other securities of the Corporation.  For
certificated stock, the certificates
representing shares of stock shall be signed
by or in the name of the Corporation by the
Chairman of the Board, the President or a
Vice President and by the Secretary, an
Assistant Secretary, the Treasurer or an
Assistant Treasurer and sealed with the seal
of the Corporation.  Any or all of the
signatures or the seal on the certificate may
be facsimiles.  In case any officer, transfer
agent or registrar who has signed or whose
facsimile signature has been placed upon a
certificate shall have ceased to be such
officer, transfer agent or registrar before
the certificate is issued, it may be issued
by the Corporation with the same effect as if
the officer, transfer agent or registrar was
still in office at the date of issue.
                  SECTION 2.	Transfers of
Shares.  Transfers of shares of stock of the
Corporation shall be made on the stock
records of the Corporation only by the
registered holder of the shares, or by his
attorney thereunto authorized by power of
attorney duly executed and filed with the
Secretary or with a transfer agent or
transfer clerk, and on surrender of the
certificate or certificates, if issued, for
the shares properly endorsed or accompanied
by a duly executed stock transfer power and
the payment of all taxes thereon.  Except as
otherwise provided by law, the Corporation
shall be entitled to recognize the exclusive
right of a person in whose name any share or
shares stand on the record of stockholders as
the owner of the share or shares for all
purposes, including, without limitation, the
rights to receive dividends or other
distributions and to vote as the owner, and
the Corporation shall not be bound to
recognize any equitable or legal claim to or
interest in any such share or shares on the
part of any other person.
                  SECTION 3.	Regulations.
The Board of Directors may make any
additional rules and regulations, not
inconsistent with these By-Laws, as it may
deem expedient concerning the issue, transfer
and registration of certificates for shares
of stock of the Corporation.  The Board may
appoint, or authorize any officer or officers
to appoint, one or more transfer agents or
one or more transfer clerks and one or more
registrars and may require all certificates
for shares of stock to bear the signature or
signatures of any of them.
                  SECTION 4.	Lost,
Destroyed or Mutilated Certificates.  The
holder of any certificate representing shares
of stock of the Corporation shall immediately
notify the Corporation of its theft, loss,
destruction or mutilation and the Corporation
may issue a new certificate of stock in the
place of any certificate issued by it that
has been alleged to have been lost or
destroyed or that shall have been mutilated.
The Board may, in its discretion, require the
owner (or his legal representative) of a
stolen, lost, destroyed or mutilated
certificate to give to the Corporation a bond
in a sum, limited or unlimited, and in a form
and with any surety or sureties, as the Board
in its absolute discretion shall determine,
to indemnify the Corporation against any
claim that may be made against it on account
of the alleged theft, loss or destruction of
any such certificate or issuance:  of a new
certificate.  Notwithstanding the provisions
of this Section 4, the Board of Directors, in
its absolute discretion, may refuse to issue
any such new certificate, except pursuant to
legal proceedings under the laws of the State
of Maryland.
                  SECTION 5.	Fixing of
Record Date for Dividends, Distributions etc.
The Board may fix, in advance, a date not
more than ninety (90) days preceding the date
fixed for the payment of any dividend or the
making of any distribution or the allotment
of rights to subscribe for securities of the
Corporation, or for the delivery of evidences
of rights or evidences of interests arising
out of any change, conversion or exchange of
common stock or other securities, as the
record date for the determination of the
stockholders entitled to receive any such
dividend, distribution, allotment, rights or
interests, and in such case only the
stockholders of record at the time so fixed
shall be entitled to receive such dividend,
distribution, allotment, rights or interests.
                  SECTION 6.	Information to
Stockholders and Others.  Any stockholder of
the Corporation or his agent may inspect and
copy during the Corporation's usual business
hours the Corporation's By-Laws, minutes of
the proceedings of its stockholders, annual
statements of its affairs and voting trust
agreements on file at its principal office.
ARTICLE V
INDEMNIFICATION AND INSURANCE
                  SECTION 1.	Indemnificatio
n of Directors and Officers.  The Corporation
shall indemnify its directors to the fullest
extent permissible under the Maryland General
Corporation Law.  The Corporation shall
indemnify its officers to the same extent as
its directors and to such further extent as
is consistent with law.  The Corporation
shall indemnify its directors and officers
who, while serving as directors or officers
of the Corporation, also serve at the request
of the Corporation as a director, officer,
partner, trustee, employee, agent or
fiduciary of another corporation,
partnership, joint venture, trust, other
enterprise or employee benefit plan to the
same extent as its directors and, in the case
of officers, to such further extent as is
consistent with law.  The indemnification and
other rights provided by this Article V shall
continue as to a person who has ceased to be
a director or officer and shall inure to the
benefit of the heirs, executors and
administrators of the person.  This Article V
shall not protect any person against any
liability to the Corporation or any
stockholder thereof to which the person would
otherwise be subject by reason of willful
misfeasance, bad faith, gross negligence or
reckless disregard of the duties involved in
the conduct of his office ("Disabling
Conduct").
                  SECTION 2.	Advances.  Any
current or former director or officer of the
Corporation seeking indemnification within
the scope of this Article V shall be entitled
to advances from the Corporation for payment
of the reasonable expenses incurred by him in
connection with proceedings to which he is a
party in the manner and to the fullest extent
permissible under the Maryland General
Corporation Law.  The person seeking
indemnification shall provide to the
Corporation a written affirmation of his good
faith belief that the standard of conduct
necessary for indemnification by the
Corporation has been met and a written
undertaking to repay any such advance if it
should ultimately be determined that the
standard of conduct has not been met.  In
addition, at least one of the following
additional conditions shall be met:  (a) the
person seeking indemnification shall provide
a security in form and amount acceptable to
the Corporation for his undertaking; (b) the
Corporation is insured against losses arising
by reason of the advance; or (c) a majority
of a quorum of directors of the Corporation
who are neither "interested persons" as
defined in Section 2(a)(19) of the Investment
Company Act of 1940, as amended, nor parties
to the proceeding ("Disinterested Non-Party
Directors"), or independent legal counsel, in
a written opinion, shall determine, based on
a review of facts readily available to the
Corporation at the time the advance is
proposed to be made, that there is reason to
believe that the person seeking
indemnification will ultimately be found to
be entitled to indemnification.
                  SECTION 3.	Procedure.  At
the request of any person claiming
indemnification under this Article V, the
Board of Directors shall determine, or cause
to be determined, in a manner consistent with
the Maryland General Corporation Law, whether
the standards required by this Article V have
been met.  Indemnification shall be made only
following:  (a) a final decision on the
merits by a court or other body before whom
the proceeding was brought that the person to
be indemnified was not liable by reason of
Disabling Conduct or (b) in the absence of
such a decision, a reasonable determination,
based upon a review of the facts, that the
person to be indemnified was not liable by
reason of Disabling Conduct, by (i) the vote
of a majority of a quorum of Disinterested
Non-Party Directors or (ii) an independent
legal counsel in a written opinion.
                  SECTION 4.	Indemnificatio
n of Employees and Agents.  Employees and
agents who are not officers or directors of
the Corporation may be indemnified, and
reasonable expenses may be advanced to such
employees or agents, as may be provided by
action of the Board of Directors or by
contract, subject to any limitations imposed
by the Investment Company Act of 1940, as
amended, as that statute is now or hereafter
in force.
                  SECTION 5.	Other Rights.
The Board of Directors may make further
provision consistent with law for
indemnification and advance of expenses to
directors, officers, employees and agents by
resolution, agreement or otherwise.  The
indemnification provided by this Article V
shall not be deemed exclusive of any other
right, with respect to indemnification or
otherwise, to which those seeking
indemnification may be entitled under any
insurance or other agreement, vote of
stockholders or disinterested directors or
otherwise, both as to action by such person
in another capacity while holding such office
or position, and shall continue as to a
person who has ceased to be a director or
officer and shall inure to the benefit of the
heirs, executors and administrators of such
person.
                  SECTION 6.	Insurance.
The Corporation shall have the power to
purchase and maintain insurance on behalf of
any person who is or was a director, officer,
employee or agent of the Corporation, or who,
while a director, officer, employee or agent
of the Corporation, is or was serving at the
request of the Corporation as a director,
officer, partner, trustee, employee, agent or
fiduciary of another corporation,
partnership, joint venture, trust, enterprise
or employee benefit plan, against any
liability asserted against and incurred by
him in any such capacity, or arising out of
his status as such, provided that no
insurance may be obtained by the Corporation
for liabilities against which it would not
have the power to indemnify him under this
Article V or applicable law.
                  SECTION 7.	Constituent,
Resulting or Surviving Corporations.  For the
purposes of this Article V, references to the
"Corporation" shall include all constituent
corporations absorbed in a consolidation or
merger as well the resulting or surviving
corporation so that any person who is or was
a director, officer, employee or agent of a
constituent corporation or is or was serving
at the request of a constituent corporation
as a director, officer, employee or agent of
another corporation, partnership, joint
venture, trust or other enterprise shall
stand in the same position under this Article
V with respect to the resulting or surviving
corporation as he would if he had served the
resulting or surviving corporation in the
same capacity.
ARTICLE VI
SEAL
                  The seal of the Corporation
shall be circular in form and shall bear the
name of the Corporation, the year of its
incorporation, the words "Corporate Seal" and
"Maryland" and any emblem or device approved
by the Board of Directors.  The seal may be
used by causing it or a facsimile to be
impressed or affixed or in any other manner
reproduced, or by placing the word "(seal)"
adjacent to the signature of the authorized
officer of the Corporation.
ARTICLE VII
FISCAL YEAR
The Corporation's fiscal year shall be fixed
by the Board of Directors.
ARTICLE VIII
AMENDMENTS
                  SECTION 1.	These By-Laws
may be amended or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Corporation
Act of 1942, as amended.
As adopted:  February 5, 2003
As amended:  August 11, 2016


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